Exhibit 10.1

VioQuest Pharmaceuticals, Inc.
Summary of 2006 Management Bonus Plans

Daniel Greenleaf
President & Chief Executive Officer

Milestone	Bonus Amount
Completion of financings resulting in gross proceeds of a targeted amount	$50,000
Listing of common stock on national exchange or Nasdaq	50,000
Initiation of 3 clinical trials in the U.S. of Company product candidates under Company-sponsored INDs	30,000
Completion of 3 clinical trials in the U.S. of Company product candidates under Company-sponsored INDs	30,000
Acquisition of new compound, as approved by the Board	30,000
Chiral Quest net loss less than a targeted amount and revenues in excess of a targeted amount	20,000
Acceptance of NDA filing for review for leishmaniasis indication for VQD-001	15,000
Qualitative factors based on leadership, teamwork, peer interaction, initiative and communication	25,000
TOTAL MAXIMUM ELIGIBLE BONUS	$250,000

Michael Cannarsa, Ph.D.
General Manager, Chiral Quest Inc.

Milestone	Bonus Amount
2006 Chiral Quest net loss less than a targeted amount	$18,000
2006 Chiral Quest revenue at least at a targeted amount and margin equal to or greater than a targeted percentage	18,000
Completion of targeted number of strategic transactions	7,200
Qualitative factors based on leadership, teamwork, peer interaction, initiative and communication	4,800
TOTAL MAXIMUM ELIGIBLE BONUS	$48,000

Pamela Jo Harris, M.D.

Milestone	Bonus Amount
Initiation of Phase I in VQD-001	$1,875
Completion of Phase I in VQD-001	4,375
Initiation of Phase I in VQD-002 for solid tumors	1,875
Completion of Phase I in VQD-002 for solid tumors	4,375
Initiation of Phase I in VQD-002 for hematological malignancies	1,875
Completion of Phase I in VQD-002 for hematological malignancies	4,375
NDA filing for VQD-001 for leishmaniasis indication	3,750
Qualitative factors based on leadership, teamwork, peer interaction, initiative and communication	2,500
TOTAL MAXIMUM ELIGIBLE BONUS	$25,000

Brian Lenz
Chief Financial Officer

Milestone	Bonus Amount
Completion of financings resulting in gross proceeds of a targeted amount	$13,500
Initiation of 3 clinical trials	3,825
Completion of non-dilutive financings resulting in proceeds of at least targeted amounts	5,625
Listing of common stock on national exchange or Nasdaq	9,675
Chiral Quest net loss less than a targeted amount	7,875
Qualitative factors based on leadership, teamwork, peer interaction, initiative and communication	4,500
TOTAL MAXIMUM ELIGIBLE BONUS	$45,000

Richard Welter, Ph.D.
Vice President of Corporate Business Development

Milestone	Bonus Amount
Company’s acquisition of clinical compound, as approved by the Board (reduced by half if compound is pre-clinical)	$25,000
Initiation of 3 clinical trials	5,000
Completion of 3 patient enrollment trials	5,000
Acceptance of NDA filing for review for leishmaniasis indication for VQD-001	10,000
Qualitative factors based on leadership, teamwork, peer interaction, initiative and communication	5,000
TOTAL MAXIMUM ELIGIBLE BONUS	$50,000